EXHIBIT 10.10

LEASE

between

Nerwal SA

c/o Ismeca Europe Semiconductor SA

Rue de l’Helvétie 283

2301 La Chaux-de-Fonds

as Landlord

and

Ismeca Europe Semiconductor SA

Rue de l’Helvétie 283

P.O. Box

2301 La Chaux-de-Fonds

as Tenant

The Parties have entered into the following Lease Agreement within the meaning of Article 253 et seq. of the Swiss code of Obligations (CO):

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1. Preamble

Following the sale of various real estates from Tenant to the Landlord in particular plot no. 3514, plot no. 3515 and plot no. 3516, Tenant now wishes to lease and Landlord wishes to let certain properties and buildings as identified herein.

2. Premises

2.1 Premises & description of lease

The Landlord lets to the Tenant the following areas in its building on Rue de l’Helvétie 283, 2301 La Chaux-de-Fonds, which are in a condition fit for their purpose (all as identified on Appendix A):

•	Building “A”, including Building A0 and A1, with a total of app. 1138 m2 located on plot number 3514 and 4249 of the Cadastre des Eplatures in 2300 La Chaux-de-Fonds

•	Building “B”, app. 1511 m2 of B1, located mainly on plot number 3514 of the Cadastre des Eplatures in 2300 La Chaux-de-Fonds

•	Building “C”, app. 270 m2 of C1, located mainly on plot number 3514 of the Cadastre des Eplatures in 2300 La Chaux-de-Fonds

•	Building “E”, app. 83 m2 of E0, located on plot number 3515 of the Cadastre des Eplatures in 2300 La Chaux-de-Fonds

•	Building “F”, app. 142 m2, located mainly on plot number 3515 of the Cadastre des Eplatures in 2300 La Chaux-de-Fonds

2.2 Parking and surrounding land

The Tenant may use exclusively 80 parking spaces, currently indicated on the ground at the locations, as identified in the plan on Appendix B.

Tenant is also entitled to the exclusive use of pic-nic area and bicycle-hub as identified on Appendix B.

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2.3 Use of the Premises

The Tenant will use the Premises as a production/assembly plant with appurtenant office spaces and ancillary uses. Landlord inspected the Premises in full and agrees with its current use, installations and state.

2.4 Works carried out by Tenant

The Tenant has the right to execute, at his expense, all works required to make the building more suitable for his activity.

Any works involving the building’s structure shall be submitted to the Landlord for prior approval and possible financing. The Landlord hereby approves all other fitouts and fixtures of the Tenant in advance. The Tenant shall inform the Landlord reasonably in advance of any works regarding the fixtures and fitouts of the Premises. Such work shall belong to the Tenant. As per the end of the lease, Tenant will reinstate the Premises to the condition they were at the commencement of the lease, unless otherwise agreed in writing between the Landlord and the Tenant.

3. Lease Term / Termination

The lease shall commence on 14 December 2012 and may be terminated by either party giving the other party 12 months prior notice. The earliest date of effect of termination is 31 December 2022.

Without notice, the lease will automatically be extended for additional terms of two years and may be terminated by either party as per the end of any such term giving the other party 12 months prior notice.

Notice of termination shall be given by either party by registered mail and in accordance with the above requirements as to notice period and date of effect. The landlord shall use a form approved by the canton.

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4. Rent / Payment / Value-Added Tax

4.1 Rent

The rental fee for the Premises (see clause 2.1 and 2.2) as identified in Clause 2 amounts to CHF 350’000.00 per annum, (exclusive of VAT) and is composed as follows:

Building A	1’138m2	à CHF 100.00 /m2	CHF 113’800.00
Building B	1’511 m2	à CHF 100.00 /m2	CHF 151’100.00
Building C	270 m2	à CHF 100.00 /m2	CHF 27’000.00
Building E	83 m2	à CHF 100.00 /m2	CHF 8’300.00
Building F	142 m2	à CHF 100.00 /m2	CHF 14’200.00
80 parking spaces		à CHF 445.00	CHF 35’600.00
Total			CHF 350’000.00

Should the measured above-mentioned m2 not reflect the actual m2 of the rented Premises at the commencement of the Lease, such difference shall not result in any rental fee adjustment.

This rental fee takes due account of the actual state of the Premises.

The rental fee shall be indexed. Any adjustment in the rental fee shall be based on the differences of the “Landesindex der Konsumentenrpreise des Bundesamtes für Statistik” (LIK). Such adjustment can be made as per 1 January of each year (first time on 1 January 2014) based on the LIK per October of the previous year. The rental fee adjustment shall be noticed by the Landlord with the form approved by the Canton (“amtliches Formular”) not later than on 15 November of the previous year. The basis for such rental fee adjustment shall be the LIK at the commencement date of this Lease Agreement.

4.2 Payment of rent

The rental fee specified in Article 4.1 shall be payable monthly in advance on the first day of each month.

4.3 Value-added tax

The Premises are subject to value-added tax. Value-added tax at the statutory rate shall be payable in addition to the rent. The Landlord undertakes to issue VAT receipts so as to enable the Tenant to reclaim input VAT. Any further restriction on the Tenant’s entitlement to deduct input tax shall not affect the rent.

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The Tenant confirms that it is subject to VAT and that it is registered for VAT with the Federal tax administration. The Tenant shall inform the Landlord in the event that it should lose its VAT status.

5. Charges

All charges (heating, electricity, hot water costs, operating costs as listed in Appendix C, except the building insurance and the building liability insurance costs) arising from the use of the Premises are not included in the rent. The charges shall be borne by the Tenant additionally and shall be invoiced by the Landlord separately.

Tenant shall pay charges of CHF 9’000.- (plus VAT, if applicable) per month on account, payable monthly in advance on the first day of each month. Landlord shall yearly deliver to the Tenant the accounting of the charges based on the effective costs. The on account payment may be adjusted at the same time as the rental fee based on the effective calculation of the effective costs of the previous year.

For the avoidance of doubt, the Parties clarify the following positions:

a)	The Tenant shall be solely responsible for all cost of installation, repair and replacement of the air conditioning system (item 4a of Appendix C) and for cost with respect to “Analyses and follow up Energho” (item 14c in Appendix C).

b)	The Tenant shall be solely responsible for all cost of installation, repair and replacement of the 60Hz on-site power generator (items 7b and 7c of Appendix C)

c)	Landlord owns the air system (items 10a and 10b of Appendix C) and the vacuum system (item 15 in Appendix C) and will charge Tenant for the running costs as well as the costs occurring with respect to the inspection, maintenance and repair of the items, in each case proportionally to the Tenants use of the respective system in relation to the use of the respective system of any other tenants of the premises.

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6. Handover of Premises and Notice of Defects

6.1 Handover

The Premises shall be handed over to the Tenant in their current state, which is fit for the intended purpose, cleaned and complete with all contents and fittings. The state of the Premises shall be recorded in writing by the Parties in a statement of condition of premises. This statement shall be drawn up at the date of the handover of the Premises

6.2 Condition at handover of Premises

At handover the Premises are in a state which is fit for the agreed purpose of the tenancy.

7. Use and Maintenance of Premise

7.1 Use

The Premises shall be used only for the contractually agreed purpose. Any change in use shall require the Landlord’s written authorization.

7.2 Insurance

The Landlord shall insure the property against building damage in accordance with such cantonal legislation as may be applicable (insurance obligation). In addition, the Landlord shall maintain liability insurance covering third party claims in relation to the property (building liability).

7.3 Sublease

The Tenant has the right to sublease all or part of the Premises to any entity which is controlling, controlled by or under common control with the Tenant without further approval of the Landlord. If a sublease is made to a third party, the Tenant shall obtain the Landlord’s prior written consent thereto, which will not be unreasonably withheld.

7.4 Maintenance

As far as legally allowed, Tenant shall be responsible for all maintenance and small repairs of the Premises (with the exception of the shell of the building), but only up to an amount of 1% of the net annual rent per year per case and in sum (all cases together) not more than 5% of the net annual rent

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per year. The Landlord shall be responsible for all other refurbishment of the Premises in order to guarantee the contractually agreed use of the Premises. The allocation of the maintenance between the Landlord and the Tenant has been considered by determining the rental fee.

8. Return of Premises

The Tenant shall surrender the Premises in such condition as would result from the use of the Premises in accordance with the terms of the Lease.

The surrender of the Premises complete with all contents and fittings and entirely vacated shall take place not later than the date on which the Lease shall end (by 12.00 noon), or if that date should fall on a Saturday, Sunday or public holiday, by 12.00 noon on the next following working day in the locality in question. The Premises shall be surrendered in the same condition as they were in when the Tenant took possession at the commencement of the Lease, subject only to such wear and tear as results from the use of the Premises in accordance with the terms of the Lease. Works involving the building’s structure, as well as fixtures and fitouts agreed in written as permanent, with the Landlord, shall belong to the Landlord without any compensation.

The Tenant shall be required, by the surrender date, to thoroughly clean the Premises together with all fittings and contents, to restore the Premises to the original condition and state at the begin of the lease and to repair any damage occasioned to the Premises for which the Tenant is responsible and that is not the consequence of ordinary wear and tear.

Any defects or damage ascertained at the end of the tenancy for which the Tenant is liable shall be recorded in a statement of condition of premises or notified in writing to the Tenant within 30 days after the end of the Lease. The Tenant shall also be liable for defects which were not ascertainable upon the surrender of the Premises, provided that these are notified in writing within 30 days after the end of the Lease. The time limits governing the prosecution and expiration of claims in respect of such defects are as laid down in the Swiss code of Obligations.

9. Early Termination of Lease

9.1 Bankruptcy

The Landlord shall be entitled to terminate the Lease summarily if the Tenant is declared bankrupt or seeks protection from its creditors and the Tenant or its insolvency administrator fails to provide security for future rental liabilities within a time limit of 20 days to be notified in writing.

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9.2 Termination for serious cause

Nothing herein shall affect the Parties’ right of early termination of the Lease for serious cause in accordance with Article 266g of the Code of Obligations or by mutual agreement.

10. Special Provisions

10.1 Effective date

This Lease shall enter into force upon registration of the Landlord as owner of the Premises in the land registry (Effective date).*

10.2 Keys

Locks and Keys to all doors belong to the premises. The Tenant is already in possession of the necessary number of keys which are listed in Appendix D. Additional keys must be ordered from the Landlord and paid for by the Tenant. Reference is made to the receipts signed by the Parties.

10.3 Land register

Tenant is granted the right, at his own expense, to enter this Lease in the land register (Article 261 b CO).

10.4 Appendices / Amendments

All Appendices shall form integrated part to this Lease. Amendments to this Lease shall not be valid unless in writing.

10.5 Governing Law/Jurisdiction

This Lease shall be governed exclusively by the laws of Switzerland. All disputes arising out of or in connection with this Lease shall be subject to the jurisdiction of the courts of the place where the Premises are situated.

10.6 Counterparts

This Lease Agreement is drawn up in two counterparts, one for each of the Parties hereto.

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La Chaux de Fonds, /s/ 14/12/2012	La Chaux de Fonds, /s/ 14/12/2012

The Landlord	The Tenant

Nerwal SA	Ismeca Europe Semiconductor SA

acting by:	acting by:

/s/ Heinz Baumgartner	/s/ Martin Klóti	/s/ Lorenzo Giarrè	/s/ Florian Wenger
Heinz Baumgartner	Martin Klóti	Lorenzo Giarrè	Florian Wenger

Appendices:

Appendix A - Overview

Appendix A - Building A+B+C

Appendix A - Building E

Appendix A - Building F

Appendix B - Parking and surrounding

Appendix C - Operating Costs

Appendix D - Keys

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Appendix A – Overview:

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Appendix A – Building A+B+C:

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Appendix A – Building E:

E0 Surface Archive ismeca

Surface totale = 83 m2

440 x 600
= 26.4 m2
400 x 730
= 29.2 m2
450 x 612
= 27.5 m2
450
447
557

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Appendix A – Building F:

F Surface ismeca

Surface totale = 142 m2

1438 x 988
= 142 m2
COUVERT
A VELOS
A
ENTREE

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Appendix B – Parking and surrounding:

Parking and Surrounding

Ismeca parking spaces
= 32+8+16+6+6+3+7+2 = 80

Ismeca delivery area

Other common area

32 Parking spaces
8 Parking spc.
16 Parking spc.
6 Parking spc.
6 Parking spc.
3 Parking spc.
7 Parking spc.
2 Parking spc.
Delivery area
Delivery area
Del.
Bicycle-hub
Pic-nic area

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Appendix C – Operating costs:

Nr	Installation	Type	Costs at charge of Landlord	Costs at charge of Tenant
1a	Heating	Inspection and maintenance of burner, pumps and valves (contracts or service support)		X
1b	Heating	Tank inspection and maintenance		X
1c	Heating	Compliance to applicable standards	X
1d	Heating	Chimney sweeping		X
1e	Heating	Repair work of failure not due to lack of inspection, maintenance, supply or cleaning	X
2a	Ventilation	Inspection and maintenance of ventilation main system (mono-bloc) and replacement of filters.	n.a	n.a.
2b	Ventilation	Compliance to applicable standards	n.a.	n.a.
2c	Ventilation	Inspection and maintenance of ventilation and replacement of filters	n.a.	n.a.
3a	Sanitation	Maintenance of toilets, sink, pipe, plumbing fixtures, filters, washers		X
3b	Sanitation	Cleaning, toilet paper, towels, etc.		X
3c	Sanitation	Unblocking of pipes		X
3d	Sanitation	Repair work of failure not due to lack of inspection, maintenance, supply or cleaning	X
4a	Air conditioning	All cost for installation, operating, inspection, maintenance, repair et replacement, etc.		X
5a	Lifts	Inspection and maintenance of lifts, elevators, loading platform		X
5b	Lifts	Compliance to applicable standards	X
5c	Lifts	Repair work of failure not due to lack of inspection, maintenance, supply or cleaning	X
6a	Fire alarm	Inspection and maintenance of the fire alarm central and fire detectors		X
6b	Fire alarm	Modification of equipment on tenant request		X
6c	Fire alarm	Operation of fire alarm system, including communication cost		X
7a	Electricity	All cost of installation and operation of 50Hz electrical power system		X
7b	Electricity	Occasional use of 60Hz electrical power system		X
7c	Electricity	Cost linked to the 60Hz electrical power system equipment in the tenant premises		X
8a	Doors and Keys	Inspection and maintenance of the sliding and rolling doors		X
8b	Doors and Keys	Inspection and maintenance of external doors and coded locks		X
8c	Doors and Keys	Cost of locks replacement and/or keys in case of loss		X
8d	Doors and Keys	Security patrol		X
8e	Doors and Keys	Security intervention in the tenant premises		X
9a	Emergency lighting	Inspection and maintenance		X
9b	Emergency lighting	Modification of equipment on tenant request		X
9c	Emergency lighting	Compliance to applicable standards	X
10a	Compressed Air	Inspection and maintenance of compressors, valves, tanks and filters		X
10b	Compressed Air	Compliance to applicable standards (interior)		X
11a	Roller blinds (outside)	Replacement of the blind ropes due to normal wear (1x every 10 years)	X
11b	Roller blinds (outside)	Repair of electrical and mechanical parts not caused by an improper use	X
11c	Roller blinds (outside)	Replacement of the blind ropes, electrical and mechanical parts due to improper use		X
12a	Exterior	Maintenance green areas		X
12b	Exterior	Snow removal on road access and parking		X
12c	Exterior	Snow removal on pedestrian access and emergency exits		X
12d	Exterior	Snow removal on roof		X
12e	Exterior	Cleaning out of rainwater draining system		X
12f	Exterior	Cleaning Parking		X
13a	Exterior	Cleaning of premises and surrounding area		X
13b	Exterior	Cleaning of windows (Interior and Exterior)		X
14a	Public Costs	Insurance premiums ECAP (fire and natural hazards)	X
14b	Public Costs	Property tax	X
14c	Public Costs	Analyses and follow up of Energho program (building energy efficiency)		X
15	Vacuum System (developed by Ismeca)	All maintenance and repair costs		X

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